As filed with the Securities and Exchange Commission
                              on January 16, 1997


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE


                   SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


       Date of Report (Date of Earliest Event Reported): December 31, 1996



                             NATIONSBANK CORPORATION

             (Exact Name of Registrant as Specified in its Charter)



                North Carolina         1-6523        56-0906609
           (State of Incorporation) (Commission     (IRS Employer
                                     File Number)    Identification No.)




          NationsBank Corporate Center, Charlotte, North Carolina 28255
               (Address of Principal Executive Offices) (Zip Code)


                                (704) 386-5000
              (Registrant's Telephone Number, including Area Code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Effective January 7, 1997, Boatmen's Bancshares, Inc. ("Boatmen's") merged with and into NB Holdings Corporation ("Holdings"), a Delaware corporation and wholly owned subsidiary of the Registrant, pursuant to an Agreement and Plan of Merger, dated as of August 29, 1996, as amended, among Boatmen's, Holdings and the Registrant (the "Merger Agreement"). Pursuant to the Merger Agreement, upon consummation of the Merger on January 7, 1997 (the "Effective Date"), each share of Boatmen's common stock, $1.00 par value per share ("Boatmen's Common Stock"), was converted into the right to receive 0.6525 of a share of the Registrant's common stock ("NationsBank Common Stock"), with cash in lieu of fractional shares;
provided that, in lieu of all or a portion of the NationsBank Common Stock to which they would be entitled under the Merger Agreement, holders of Boatmen's Common Stock could elect to receive cash in an amount equal to the average closing price of NationsBank Common Stock on the New York Stock
Exchange during the ten consecutive trading day period ending on the tenth calendar day immediately prior to the Effective Date. A copy of the press release announcing the closing of the Merger is filed as Exhibit 99.1 to this Current Report on Form 8-K.

         The Registrant's Registration Statement on Form S-4 (Registration No. 333-16189), which was declared effective by the Securities and Exchange Commission on December 18, 1996 (the "Registration Statement"), sets forth certain information regarding the Merger, the Registrant and Boatmen's, including, but not limited to, the date and manner of the Merger, a description of the assets involved, the nature and amount of consideration paid by the Registrant therefor, the method used for determining the amount of such consideration, the nature of any material relationships between Boatmen's and the Registrant or any officer or director of the Registrant or any associate of any such officer or director, the nature of Boatmen's business and the Registrant's intended use of the assets acquired in the Merger. In addition, the information set forth under section heading "A" of Item 5 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 5.  OTHER EVENTS

A.       Matters Related to the Acquisition of Boatmen's Bancshares, Inc.

         Merger Consideration. By election of the holders of the Boatmen's Common Stock, approximately four percent of the shares of Boatmen's Common Stock were exchanged in the Merger for cash and the remaining approximately 96 percent of the shares of Boatmen's Common Stock were exchanged in the Merger for approximately 98 million shares of NationsBank Common Stock. The Registrant intends to continue its program of repurchasing shares of NationsBank Common Stock so that the net shares of NationsBank Common Stock issued in connection with the Merger represent 60 percent of the total consideration paid by the
Registrant in the Merger. To achieve this allocation of the Merger consideration, the Registrant intends to repurchase from time to time in open market or private transactions approximately 37 million shares of NationsBank Common Stock. A copy of the press release announcing the election of the Boatmen's shareholders to receive in the Merger shares of NationsBank Common Stock or cash and the Registrant's intent to repurchase shares of NationsBank Common Stock is filed as Exhibit 99.2 to this Current Report on Form 8-K.

         Exchange of Preferred Stock. On the Effective Date, (i) each share of Cumulative Convertible Preferred Stock, Series A, of Boatmen's (the "Boatmen's Series A Preferred Stock") was converted into one share of the Registrant's Cumulative Convertible Preferred Stock, Series A (the "NationsBank New Series A Preferred Stock"); (ii) each share of 7% Cumulative Redeemable Preferred Stock, Series B, of Boatmen's (the "Boatmen's Series B Preferred Stock") was converted into one share of the Registrant's 7% Cumulative Redeemable Preferred Stock, Series B (the "NationsBank New Series B Preferred Stock"); and (iii) each depositary share relating to the Boatmen's Series A Preferred Stock (the "Boatmen's Depositary Shares") was converted into one depositary share of the Registrant (the "NationsBank Depositary Shares"). The NationsBank New Series A Preferred Stock, NationsBank New Series B Preferred Stock and NationsBank Depositary Shares have rights, preferences and terms substantially identical to the rights, preferences and terms of the Boatmen's Series A Preferred Stock, Boatmen's Series B Preferred Stock and Boatmen's Depositary Shares, respectively.

         Board of Directors. On the Effective Date, the following persons, who were immediately prior thereto serving as members of the Board of Directors of Boatmen's, became members of the Board of Directors of the Registrant: Andrew B. Craig, III, previously Chairman and CEO of Boatmen's; B.A. Bridgewater, Jr., Chairman, President and CEO of Brown Group, Inc.; C. Ray Holman, Chairman and CEO of Mallinckrodt, Inc.; Russell W. Meyer, Jr., Chairman and CEO of The
Cessna Aircraft Company; and Albert E. Suter, Senior Vice Chairman and COO of Emerson Electric Co. On the Effective Date, Mr. Craig became Chairman of the Board of Directors of the Registrant and a member of its Executive Committee.

         In addition, on January 1, 1997, Richard B. Priory, President and COO of Duke Power Company, became a member of the Registrant's Board of Directors. A copy of the press release announcing the election of the new members of the Board of Directors of the Registrant is filed as Exhibit 99.3 to this Current Report on Form 8-K.

         Grant of Options. As a result of the Merger, on the Effective Date options to purchase approximately five million shares of NationsBank Common Stock were granted to approximately 19,700 qualified employees of Boatmen's under the terms of the NationsBank Corporation 1996 Associates Stock Option Award Plan. The exercise price for such options is $98.875, equal to the closing price of NationsBank Common Stock on the Effective Date. Fifty percent of options granted to qualified Boatmen's employees may be exercised as early as April 1, 1997 after NationsBank Common Stock closes at or above
$100 a share on the New York Stock Exchange for ten consecutive trading days. The remaining 50 percent may be exercised after NationsBank Common Stock closes at or above $120 per share on the New York Stock Exchange for ten consecutive trading days. Regardless of the price of NationsBank Common
Stock, the options will vest fully on July 1, 2000 and expire on June 29, 2001.

         Results of Operations of Boatmen's. Filed as Exhibit 99.4 to this Current Report on Form 8-K is a summary of selected financial information reflecting the results of operations of Boatmen's for the fiscal year ended December 31, 1996.

B.       Restated Articles of Incorporation.

         Effective January 2, 1997, the Registrant's Articles of Incorporation were amended and restated to (i) increase the number of shares of NationsBank Common Stock authorized for issuance from 800,000,000 to 1,250,000,000; and (ii) designate the preferences, limitations and relative rights of the NationsBank New Series A Preferred Stock and NationsBank New Series B Preferred Stock. A copy of the Registrant's Restated Articles of Incorporation is filed as Exhibit
3.1 to this Current Report on Form 8-K.

C.       Release of Fiscal Year Earnings.

         On January 13, 1997, the Registrant announced financial results for the fiscal year ended December 31, 1996, reporting net income of $2.38 billion and earnings per common share of $8.00. A copy of the press release announcing the results of the Registrant's fiscal year ended December 31, 1996 is filed as
Exhibit 99.5 to this Current Report on Form 8-K.

D.       Description of NationsBank Common Stock

         The following is an updated Description of Common Stock of NationsBank Corporation, which has been previously filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and updated and amended from time to time. The following description reflects an increase in the authorized capital stock of the Registrant and the designation of the preferences, limitations and relative rights of the NationsBank New Series A Preferred Stock and NationsBank New Series B Preferred Stock. To the extent the following description is inconsistent with prior filings, it modifies and supersedes such filings.

NationsBank Common Stock

         General. The Registrant is authorized to issue 1,250,000,000 shares of NationsBank Common Stock, of which 384,488,669 shares were outstanding as of January 7, 1997. NationsBank Common Stock is traded on the New York
Stock Exchange and the Pacific Stock Exchange under the trading symbol "NB." NationsBank Common Stock is also listed on the London Stock Exchange and certain shares are listed and traded on the Tokyo Stock Exchange. As of January 7, 1997, (i) approximately 65.3 million shares of NationsBank Common Stock were reserved for issuance under various employee benefit plans and the directors' stock plan of the Registrant and upon conversion of the ESOP Convertible Preferred Stock, Series C, of the Registrant (the "NationsBank ESOP Preferred Stock"); (ii) approximately 2.8 million shares were reserved for issuance under the NationsBank Dividend Reinvestment and Stock Purchase Plan;
(iii) approximately 1.8 million shares were reserved for issuance upon conversion of the NationsBank New Series A Preferred Stock;
(iv) approximately 25,000 shares were reserved for issuance upon the conversion of the Registrant's 6.25% Convertible Subordinated Debentures due May 1, 2011; and (v) approximately 1.5 million shares were reserved for issuance in connection with the acquisition of First Federal Savings Bank of Brunswick, Georgia. After taking into account the shares reserved as described above, the number of authorized shares of NationsBank Common Stock available for other corporate purposes as of January 7, 1997 is approximately 794 million.

         Voting and Other Rights. The holders of NationsBank Common Stock are entitled to one vote per share, and, in general, a majority of votes cast with respect to a matter is sufficient to authorize action upon routine matters. Directors are elected by a plurality of the votes cast, and each shareholder entitled to vote in such election is entitled to vote each share of stock for as many persons as there are directors to be elected. In elections for directors, such shareholders do not have the right to cumulate their votes, so long as the Registrant has a class of shares registered under Section 12 of the Exchange Act (unless action is taken to provide otherwise by charter amendment, which action management does not currently intend to propose). In general, (i) amendments to the Registrant's Articles of Incorporation must be approved by each voting group entitled to vote separately thereon by a majority of the votes cast by that voting group, unless the amendment creates dissenters' rights for a particular voting group, in which case such amendment must be approved by a majority of the votes entitled to be cast by such voting group; (ii) a merger or share exchange required to be approved by the shareholders must be approved by each voting group entitled to vote separately thereon by a majority of the votes entitled to be cast by that voting group; and (iii) the dissolution of the Registrant, or the sale of all or substantially all of the property of the Registrant other than in the usual and regular course of business, must be approved by a majority of all votes entitled to be cast thereon.

         In the event of liquidation, holders of NationsBank Common Stock would be entitled to receive pro rata any assets legally available for distribution to shareholders with respect to shares held by them, subject to any prior rights of any the Registrant's preferred stock (as described below) then outstanding.

         NationsBank Common Stock does not have any preemptive rights, redemption privileges, sinking fund privileges or conversion rights. All the outstanding shares of NationsBank Common Stock are validly issued, fully paid and nonassessable.

ChaseMellon Shareholder Services, L.L.C. acts as transfer agent and registrar for NationsBank Common Stock.

         Distributions. The holders of NationsBank Common Stock are entitled to receive such dividends or distributions as the Board of Directors of the Registrant (the "NationsBank Board") may declare out of funds legally available for such payments. The payment of distributions by the Registrant is subject to the restrictions of North Carolina law applicable to the declaration of distributions by a business corporation. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have preferential rights superior to the rights of the holders of its common stock. In addition, the payment of distributions to shareholders is subject to any prior rights of outstanding preferred stock of the Registrant. Share dividends, if any are declared, may be paid from authorized but unissued shares.

         Capital Guidelines. The ability of the Registrant to pay dividends in the future is influenced by the various minimum capital requirements and the capital and non-capital standards established under the Federal Deposit Insurance Corporation Improvement Act of 1991.

         The Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation have issued substantially similar risk-based and leverage capital guidelines applicable to United States banking organizations. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels, whether because of its financial condition or actual or anticipated growth.

         The Federal Reserve Board's risk-based guidelines define a two-tier capital framework. Tier 1 capital consists of common and qualifying preferred shareholders' equity, less certain intangibles and other adjustments. Tier 2 capital consists of subordinated and other qualifying debt, and the allowance for credit losses up to 1.25 percent of risk-weighted assets. The sum of Tier 1 and Tier 2 capital less investments in unconsolidated subsidiaries represents qualifying total capital, at least 50 percent of which must consist of Tier 1 capital. Risk-based capital ratios are calculated by dividing Tier 1 and total capital by risk-weighted assets. Asset and off-balance sheet exposures are assigned to one of four categories of risk weights, based primarily on relative credit risk. The minimum Tier 1 capital ratio is four percent and the minimum total capital ratio is eight percent.

         The leverage ratio is determined by dividing Tier 1 capital by total adjusted assets. Although the stated minimum ratio is three percent, most banking organizations are required to maintain ratios of at least 100 to 200 basis points above three percent.

         Covenants Restricting Dividends. Various indentures and other instruments under which the Registrant has issued debt securities, or under which the Registrant has assumed the obligations of such issuer, contain certain provisions prohibiting the Registrant from paying dividends on its capital stock, or purchasing, redeeming, or otherwise acquiring or making distributions with respect to its capital stock if, after giving effect thereto, certain financial conditions are not met. The Registrant believes that these provisions will not materially affect the Registrant's ability to pay dividends on its capital stock.

NationsBank Preferred Stock

         The Registrant has authorized 45,000,000 shares of preferred stock and may issue such preferred stock in one or more series, each with such preferences, limitations, designations, conversion rights, voting rights, distribution rights, voluntary and involuntary liquidation rights and other rights as it may determine. The Registrant has designated 3,000,000 shares of NationsBank ESOP Preferred Stock, of which 2,319,060 shares were issued and outstanding as of January
7, 1997. In connection with the Merger, the Registrant designated out of its authorized preferred stock 250,000 shares of NationsBank New Series A Preferred Stock and 35,045 shares of NationsBank New Series B Preferred Stock (collectively, the "NationsBank New Preferred Stock"). As of January 7, 1997, 203,087 shares of NationsBank New Series A Preferred Stock and 9,341 shares of NationsBank New Series B Preferred Stock were issued and outstanding.

NationsBank ESOP Preferred Stock

         The   NationsBank   ESOP  Preferred  Stock  was  first  issued  in  the
transaction by which the Registrant was formed from the merger of NCNB Corporation and C&S/Sovran Corporation in 1991 upon the conversion of shares of ESOP Convertible Preferred Stock, Series C of C&S/Sovran Corporation. All shares are held by the trustee under the NationsBank Corporation Retirement Savings Plan (the "ESOP"). The NationsBank ESOP Preferred Stock ranks senior to the NationsBank Common Stock, but ranks junior to the NationsBank New Preferred Stock, with respect to dividends and distributions upon liquidation.

         Preferential Rights. Shares of NationsBank ESOP Preferred Stock have no preemptive or preferential rights to purchase or subscribe for shares of the Registrant's capital stock of any class and are not subject to any sinking fund or other obligation of the Registrant to repurchase or retire the series, except as discussed below.

         Dividends. Each share of NationsBank ESOP Preferred Stock is entitled to an annual dividend, subject to certain adjustments, of $3.30 per share, payable semiannually. Unpaid dividends accumulate as of the date on which they first became payable, without interest. So long as any shares of NationsBank ESOP Preferred Stock are outstanding, no dividend may be declared, paid or set apart for payment on any other series of stock ranking on a parity with NationsBank ESOP Preferred Stock as to dividends, unless like dividends have been declared and paid, or set apart for payment, on the NationsBank ESOP Preferred Stock for all dividend payment periods ending on or before the dividend payment date for such parity stock, ratably in proportion to their respective amounts of accumulated and unpaid dividends. The Registrant generally may not declare, pay or set apart for payment any dividends (except for, among other things, dividends payable solely in shares of stock ranking junior to the NationsBank ESOP Preferred Stock as to dividends or upon liquidation) on, make any other distribution on, or make payment on account of the purchase, redemption or other retirement of, any other class or series of the Registrant's capital stock ranking junior to the NationsBank ESOP Preferred Stock as to dividends or upon liquidation, until full cumulative dividends on the NationsBank ESOP Preferred Stock have been declared and paid or set apart for payment when due.

         Voting Rights. The holder of the NationsBank ESOP Preferred Stock is entitled to vote on all matters submitted to a vote of the holders of NationsBank Common Stock and votes together with the holders of NationsBank Common Stock as one class. Except as otherwise required by applicable law, the holder of the NationsBank ESOP Preferred Stock has no special voting rights. To the extent that the holder of such shares is entitled to vote, each share is entitled to the number of votes equal to the number of shares of NationsBank Common Stock into which such share of NationsBank ESOP Preferred Stock could be converted on the record date for determining the shareholders entitled to vote, rounded to the nearest whole vote.

         Shares of the NationsBank ESOP Preferred Stock initially are convertible into NationsBank Common Stock at a conversion rate equal to 0.84 shares of NationsBank Common Stock per share of NationsBank ESOP Preferred Stock, and a conversion price of $42.50 per 0.84 shares of NationsBank Common Stock, subject to certain customary anti-dilution adjustments.

         Distributions. In the event of any voluntary or involuntary dissolution, liquidation or winding-up of the Registrant, the holder of the NationsBank ESOP Preferred Stock will be entitled to receive out of the assets of the Registrant available for distribution to shareholders, subject to the rights of the holders of any of the Registrant's preferred stock ranking senior to or on a parity with the NationsBank ESOP Preferred Stock as to distributions upon liquidation, dissolution or winding-up but before any amount will be paid or distributed among the holders of NationsBank Common Stock or any other shares ranking junior to the NationsBank ESOP Preferred Stock as to such distributions, liquidating distributions of $42.50 per share plus all accrued and unpaid dividends thereon to the date fixed for distribution. If, upon any voluntary or involuntary dissolution, liquidation or winding-up of the Registrant, the amounts payable with respect to the NationsBank ESOP Preferred Stock and any other stock ranking on a parity therewith as to any such distribution are not paid in full, the holder of the NationsBank ESOP Preferred Stock and such other stock will share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which it is entitled, the holder of the NationsBank ESOP Preferred Stock will not be entitled to any further distribution of assets by the Registrant. Neither a merger or consolidation of the Registrant with or into any other corporation, nor a merger or consolidation of any other corporation with or into the Registrant nor a sale, transfer or lease of all or any portion of the Registrant's assets, will be deemed to be a dissolution, liquidation or winding-up of the Registrant.

         Redemption. The NationsBank ESOP Preferred Stock is redeemable, in whole or in part, at the option of the Registrant, at any time. The redemption price for the shares of the NationsBank ESOP Preferred Stock will depend upon the time of redemption. Specifically, the redemption price for the 12-month period that began on July 1, 1996, is $43.49 per share; on each succeeding July 1, the redemption price will be reduced by $.33 per share, except that on and after July 1, 1999, the redemption price will be $42.50 per share, and the redemption price may be paid in cash or shares of NationsBank Common Stock. In each case, the redemption price also must include all accrued and unpaid dividends to the date of redemption. To the extent that the NationsBank ESOP Preferred Stock is treated as Tier 1 capital for bank regulatory purposes, the approval of the Federal Reserve Board may be required for redemption of the NationsBank ESOP Preferred Stock.

         The Registrant is required to redeem shares of the NationsBank ESOP Preferred Stock at the option of the holder of such shares to the extent necessary either to provide for distributions required to be made under the ESOP or to make payments of principal, interest or premium due and payable on any indebtedness incurred by the holder of the shares for the benefit of the ESOP. The redemption price in such case will be the greater of $42.50 per share plus accrued and unpaid dividends to the date of redemption or the fair market value of the aggregate number of shares of NationsBank Common Stock into which a share of NationsBank ESOP Preferred Stock then is convertible.

NationsBank Depositary Shares

         General. The shares of NationsBank New Series A Preferred Stock are represented by the NationsBank Depositary Shares. Each NationsBank Depositary Share represents a 1/16th interest in a share of NationsBank New Series A Preferred Stock. The NationsBank Depositary Shares are freely transferable under the Securities Act, subject to certain restrictions on resales by affiliates.

         The shares of the NationsBank New Series A Preferred Stock underlying the NationsBank Depositary Shares have been deposited under a separate Deposit Agreement, dated as of February 24, 1992, and amended January 31, 1996 (the "Deposit Agreement") between Boatmen's and BANK IV, N.A. (the "Depositary") and, following the closing of the Merger, are evidenced by NationsBank Depositary
Receipts. Pursuant to the Merger Agreement, the Deposit Agreement was automatically assumed by Holdings, was assigned by it to the Registrant and thereafter relates to the shares of NationsBank New Series A Preferred Stock issued in the Merger. Subject to the terms of the Deposit Agreement, each owner of a NationsBank Depositary Share is entitled, in proportion to the applicable fractional interest in a share of NationsBank New Series A Preferred Stock underlying such NationsBank Depositary Share, to all the rights and preferences of the NationsBank New Series A Preferred Stock underlying such NationsBank Depositary Share (including dividend, voting, redemption, conversion, and liquidation rights).

         Dividends and Other Distributions. The Depositary will distribute all cash dividends or other cash distributions received in respect of the NationsBank New Series A Preferred Stock to the record holders of NationsBank Depositary Shares relating to such NationsBank New Series A Preferred Stock in proportion to the numbers of such NationsBank Depositary Shares owned by such holders on the relevant record date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of NationsBank Depositary Shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the Depositary for distribution to record holders of NationsBank Depositary Shares.

         In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of NationsBank Depositary Shares entitled thereto, unless the Depositary, after consultation with the Registrant, determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Registrant, sell such property and distribute the net proceeds from such sale to such holders.

         Conversion. A holder of NationsBank Depositary Shares will be able to participate in the conversion of the NationsBank New Series A Preferred Stock as discussed below under "NationsBank New Series A Preferred Stock." If the NationsBank Depositary Shares represented by a NationsBank Depositary Receipt are to be converted in part only, a new NationsBank Depositary Receipt will be issued by the Depositary for the NationsBank Depositary Shares which are not to be converted. No fractional shares of NationsBank Common Stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by the Registrant equal to the value of the fractional interest, based upon the closing price of the NationsBank Common Stock on the last business day prior to the date of conversion.

         Redemption of NationsBank Depositary Shares. If the NationsBank New Series A Preferred Stock is redeemed, the NationsBank Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of the NationsBank New Series A Preferred Stock held by the Depositary. The Depositary will mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the NationsBank Depositary Shares to be so redeemed at their respective addresses appearing in the books of the Depositary. The redemption price per NationsBank Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to the NationsBank New Series A Preferred Stock. Whenever the Registrant redeems shares of NationsBank New Series A Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of NationsBank Depositary Shares relating to shares of NationsBank New Series A Preferred Stock so redeemed. If less than all the NationsBank Depositary Shares are to be redeemed, the NationsBank Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

         After the date fixed for redemption, the NationsBank Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the NationsBank Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such NationsBank Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the NationsBank Depositary Receipts evidencing such NationsBank Depositary Shares.

         Voting the NationsBank New Series A Preferred Stock. Upon receipt of notice of any meeting at which the holders of the NationsBank New Series A Preferred Stock are entitled to vote as discussed below under "NationsBank New Series A Preferred Stock", the Depositary will mail the information contained in such notice of meeting to the record holders of the NationsBank Depositary Shares relating to such NationsBank New Series A Preferred Stock. Each record holder of such NationsBank Depositary Shares on the record date (which will be the same date as the record date for the NationsBank New Series A Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of NationsBank New Series A Preferred Stock underlying such holder's NationsBank Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of NationsBank New Series A Preferred Stock underlying such NationsBank Depositary Shares in accordance with such instructions, and the Registrant will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of NationsBank New Series A Preferred Stock to the extent it does not receive specific instructions from the holders of NationsBank Depositary Shares relating to such NationsBank New Series A Preferred Stock.

         Amendment and Termination of Deposit Agreement. The form of NationsBank Depositary Receipt evidencing the NationsBank Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Registrant, as assignee of Holdings (successor by merger with Boatmen's), and the Depositary. Any amendment, however, which materially and adversely alters the rights of the holders of NationsBank Depositary Shares will not be effective unless such amendment has been approved by the record holders of at least a majority of the NationsBank Depositary Shares then outstanding. The Deposit Agreement may be terminated by the Registrant or the Depositary if, among other reasons, (i) all outstanding NationsBank Depositary Shares have been redeemed or converted into NationsBank Common Stock, or (ii) there has been a final distribution in respect of the NationsBank New Series A Preferred Stock in connection with any liquidation, dissolution or winding up of the Registrant and such distribution has been distributed to the holders of the related NationsBank Depositary Shares.

         Charges of Depositary. The Registrant will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. The Registrant will pay charges of the Depositary in connection with the initial deposit of the NationsBank New Series A Preferred Stock and any redemption of the NationsBank New Series A Preferred Stock. Holders of NationsBank Depositary Shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

         Miscellaneous. The Depositary will forward to the holders of NationsBank Depositary Shares all reports and communications from the Registrant which are delivered to the Depositary and which the Registrant is required to furnish to the holders of the NationsBank New Series A Preferred Stock.

         Neither the Depositary nor the Registrant will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Registrant and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any NationsBank Depositary Shares or NationsBank New Series A Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, holders of NationsBank Depositary Shares or other persons believed to be competent and on documents believed to be genuine.

         Resignation and Removal of Depositary. The Depositary may resign at any time by delivering to the Registrant notice of its election to do so, and the Registrant may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

NationsBank New Series A Preferred Stock

         The shares of NationsBank New Series A Preferred Stock rank prior to the shares of NationsBank New Series B Preferred Stock and NationsBank ESOP Preferred Stock as to dividends and upon liquidation.

         Dividends. Holders of the NationsBank New Series A Preferred Stock will be entitled to receive, when and as declared by the NationsBank Board, out of assets of the Registrant legally available for payment, cash dividends at the rate of 7.00% of the liquidation preference per annum (equivalent to $1.75 per annum per NationsBank Depositary Share). Dividends will be calculated on the basis of a 360-day year consisting of twelve 30-day months and will be payable quarterly on March 1, June 1, September 1, and December 1 of each year. Dividends on the NationsBank New Series A Preferred Stock will be cumulative from the date of original issue. Each dividend will be payable to holders of record as they appear on the stock register of the Registrant on the record dates fixed by the NationsBank Board.

         If at any time there are outstanding shares of any other series of preferred stock ranking junior to or on a parity with the NationsBank New Series A Preferred Stock as to dividends, no dividends will be declared or paid or set apart for payment on any such other series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the NationsBank New Series A Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such dividends. If dividends on the NationsBank New Series A Preferred Stock and on any other series of preferred stock ranking on a parity as to dividends with the NationsBank New Series A Preferred Stock are in arrears, in making any dividend payment on account of such arrears, the Registrant will make payments ratably upon all outstanding shares of the NationsBank New Series A Preferred Stock and shares of such other series of preferred stock in proportion to the respective amounts of dividends in arrears on the NationsBank New Series A Preferred Stock and on such other series of preferred stock to the date of such dividend payment. Holders of shares of the NationsBank New Series A Preferred Stock will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends.

         Unless full cumulative dividends on all outstanding shares of the NationsBank New Series A Preferred Stock will have been paid or declared and set aside for payment for all past dividend payment periods, no dividends (other than a dividend in NationsBank Common Stock or in any other stock ranking junior to the NationsBank New Series A Preferred Stock as to dividends and upon liquidation) will be declared upon the NationsBank Common Stock or upon any other stock ranking junior to the NationsBank New Series A Preferred Stock as to dividends and upon liquidation, nor will any NationsBank Common Stock or any other stock of the Registrant ranking junior to or on a parity with the NationsBank New Series A Preferred Stock as to dividends or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Registrant (except by conversion into or exchange for stock of the Registrant ranking junior to the NationsBank New Series A Preferred Stock as to dividends and upon liquidation). No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the NationsBank New Series A Preferred Stock which may be in arrears.

         Conversion Rights. Shares of the NationsBank New Series A Preferred Stock are convertible at any time at the option of the holder into shares of NationsBank Common Stock at a conversion price of $44.44 per share of NationsBank Common Stock (equivalent to a conversion rate of approximately 0.562 share of NationsBank Common Stock for each NationsBank Depositary Share), subject to adjustment as described below (except that a share of NationsBank New Series A Preferred Stock that has been called for redemption will be convertible up to and including but not after the close of business on the tenth day preceding the date fixed for redemption).

         The conversion price is subject to adjustment upon certain events, including the issuance of NationsBank Common Stock as a dividend or distribution on shares of NationsBank Common Stock; subdivisions, splits, combinations or reclassifications of outstanding shares of NationsBank Common Stock; the issuance to holders of NationsBank Common Stock generally of rights or warrants to subscribe for NationsBank Common Stock at less than the then current market price; or the distribution to holders of the NationsBank Common Stock of evidences of indebtedness, assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus), or rights or warrants to subscribe for securities of the Registrant other than those mentioned above.

         In the case of (i) any consolidation or merger to which the Registrant is a party (other than one in which the Registrant is the continuing corporation and the outstanding shares of the NationsBank Common Stock are not changed into or exchanged for stock or other securities of any other person or cash or other property as a result of or in connection with the consolidation or merger), (ii) a sale or conveyance of the properties and assets of the Registrant as, or substantially as, an entirety, or (iii) any statutory exchange of securities with another corporation, there will be no adjustment of the conversion price, but the holder of each share of NationsBank New Series A Preferred Stock then outstanding will have the right thereafter to convert such share into the kind and amount of securities, cash, or other property that the holder would have owned or been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance if such share had been converted immediately before the effective date of such consolidation, merger, statutory exchange, sale or conveyance.

         Upon conversion, no adjustments will be made for accrued dividends and, therefore, NationsBank Depositary Shares surrendered for conversion after the record date next preceding a dividend payment date for the NationsBank New Series A Preferred Stock and before the dividend payment date must be accompanied by payment of an amount equal to the dividend thereon which is to be paid on such dividend payment date (unless the NationsBank Depositary Shares surrendered for conversion have been called for redemption prior to such dividend payment date).

         No adjustment of the conversion price will be required to be made in any case unless the adjustment amounts to 1% or more of the conversion price, but any adjustment not made by reason of this limitation will be required to be carried forward cumulatively and taken into account in any subsequent adjustments.

         If at any time the Registrant makes a distribution of property to its shareholders which would be taxable to such shareholders as a dividend for federal income tax purposes (e.g., distributions of evidences of indebtedness or assets of the Registrant, but generally not stock dividends or rights to subscribe to capital stock) and, pursuant to the antidilution provisions described above, the conversion price of the NationsBank New Series A Preferred Stock is reduced, such reduction may be deemed to be the receipt of taxable income by holders of the NationsBank Depositary Shares.

         A holder may effect the conversion of any whole number of NationsBank Depositary Shares (whether or not evenly divisible by sixteen) by delivering the NationsBank Depositary Receipts evidencing such shares to the Depositary. the Registrant will issue to the Depositary a certificate for any fractional share of NationsBank New Series A Preferred Stock remaining unconverted.

         Fractional shares of NationsBank Common Stock will not be delivered upon conversion. Instead, a cash adjustment will be paid in respect of such fractional interest, based on the then current market price of NationsBank Common Stock.

         Redemption. Shares of NationsBank New Series A Preferred Stock will not be redeemable prior to March 1, 1997. Subject to obtaining the prior approval of the Federal Reserve Board, if required, the shares of NationsBank New Series A Preferred Stock will be redeemable at the option of the Registrant, in whole or in part, at any time or from time to time, on and after March 1, 1997, on not less than 30 nor more than 60 days' notice by mail, at a redemption price of $400 per share (equivalent to $25 per NationsBank Depositary Share) plus accrued and unpaid dividends to the redemption date.

         The NationsBank New Series A Preferred Stock will not be subject to any sinking fund or other obligation of the Registrant to redeem or retire the NationsBank New Series A Preferred Stock.

         At its election, the Registrant, before the redemption date, may deposit the funds for such redemption, in trust, with a designated depositary and authorize such depositary to complete the redemption notice, and, after such deposit, all rights of the holders of NationsBank New Series A Preferred Stock and related NationsBank Depositary Shares so called for redemption will cease, except the right to receive the redemption price. As and to the extent, however, that the Registrant or the Depositary is required or permitted under the abandoned property laws of any jurisdiction to escheat any redemption funds held for the benefit of any holder, the Registrant and the Depositary will be absolved of any further liability or obligation to such holder to the full extent provided by law. Notwithstanding the foregoing, if any dividends on the NationsBank New Series A Preferred Stock are in arrears, no shares of NationsBank New Series A Preferred Stock or NationsBank Depositary Shares may be redeemed unless all outstanding shares of NationsBank New Series A Preferred Stock are simultaneously redeemed, and the Registrant will not purchase or otherwise acquire any shares of NationsBank New Series A Preferred Stock or NationsBank Depositary Shares; provided, however, that the foregoing will not prevent the purchase or acquisition of shares of NationsBank New Series A Preferred Stock or NationsBank Depositary Shares by the Registrant pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of NationsBank New Series A Preferred Stock or NationsBank Depositary Shares.

         If a notice of redemption has been given, from and after the redemption date for the shares of NationsBank New Series A Preferred Stock called for redemption (unless default will be made by the Registrant in providing money for the payment of the redemption price of the shares so called for redemption), dividends on the NationsBank New Series A Preferred Stock so called for redemption will cease to accrue and such shares will no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of the Registrant (except the right to receive the redemption price) will cease. Upon surrender in accordance with such notice of the certificates representing any shares so redeemed (properly endorsed or assigned for transfer, if the NationsBank Board will so require and the notice will so state), the redemption price set forth above will be paid out of funds provided by the Registrant. If fewer than all of the shares represented by any such certificates are redeemed, a new certificate will be issued representing the unredeemed shares without cost to the holder thereof.

         Liquidation Rights. In the event of any voluntary or involuntary dissolution, liquidation, or winding up of the Registrant, the holders of the NationsBank New Series A Preferred Stock will be entitled to receive and to be paid out of assets of the Registrant available for distribution to its shareholders, before any payment or distribution is made to holders of NationsBank Common Stock or any other class of stock ranking junior to the NationsBank New Series A Preferred Stock upon liquidation, a liquidating distribution of $400 per share of NationsBank New Series A Preferred Stock (equivalent to $25 per NationsBank Depositary Share) plus accrued and unpaid dividends. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the NationsBank New Series A Preferred Stock will have no right or claim to any of the remaining assets of the Registrant. If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Registrant, the amounts payable with respect to the NationsBank New Series A Preferred Stock and any other shares of stock of the Registrant ranking as to any such distribution on a parity with the NationsBank New Series A Preferred Stock are not paid in full, the holders of the NationsBank New Series A Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Registrant in proportion to the full respective distributable amounts to which they are entitled. Neither the sale of all or substantially all the property or business of the Registrant, nor the merger or consolidation of the Registrant into or with any other corporation will be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, of the Registrant.

         Voting. Except as otherwise expressly required by applicable law or as described below, holders of the NationsBank Depositary Shares or the NationsBank New Series A Preferred Stock will not be entitled to vote on any matter, including but not limited to any merger, consolidation or transfer of assets, and will not be entitled to notice of any meeting of shareholders of the Registrant. Whenever the approval or other action of holders of the NationsBank New Series A Preferred Stock is required by applicable law or by the NationsBank Articles of Incorporation, each share of the NationsBank New Series A Preferred Stock will be entitled to one vote and, except as described below, the affirmative vote of a majority of such shares at a meeting at which a majority of such shares are present or represented will be sufficient to constitute such approval or other action. Holders of NationsBank Depositary Shares will be entitled to vote the shares of NationsBank New Series A Preferred Stock which their NationsBank Depositary Shares represent.

         The affirmative vote of the holders of at least 66 2/3% of the outstanding shares of NationsBank New Series A Preferred Stock is required to
(i) authorize, effect or validate the amendment, alteration or repeal of any provision of the NationsBank Articles of Incorporation which would adversely affect the preferences, rights, powers or privileges, qualifications, limitations and restrictions of the NationsBank New Series A Preferred Stock and
(ii) create,  authorize or issue,  or  reclassify  any  authorized  stock of the
Registrant into, or create, authorize or issue any obligation or security convertible into or evidencing a right to purchase any shares of any class of stock ranking on a parity with or prior to the NationsBank New Series A Preferred Stock in respect of dividends or distribution of assets on liquidation.

         If at any time the Registrant falls in arrears in the payment of dividends on the NationsBank New Series A Preferred Stock in an aggregate amount at least equal to the full accrued dividends for six quarterly dividend periods, the number of directors of the Registrant will be increased by two and the holders of the NationsBank New Series A Preferred Stock (and all classes of preferred stock ranking on parity thereto), voting separately as a single class, will have the exclusive right to elect two directors to fill the positions so created, and such right will continue annually until all dividends in arrears for any past dividend period have been paid in full or declared or set aside for payment. Immediately upon the cessation of such special voting rights the terms of the directors so elected will terminate.

         Other Aspects. Holders of the NationsBank New Series A Preferred Stock will have no preemptive rights. Shares of NationsBank New Series A Preferred Stock are validly issued, fully paid and nonassessable.

NationsBank New Series B Preferred

         Dividend Rights. Holders of shares of NationsBank New Series B Preferred Stock are entitled to receive, when and as declared by the NationsBank Board, out of any funds legally available for such purpose, cumulative cash dividends at an annual dividend rate per share of 7% of the stated value thereof, payable quarterly. Dividends on NationsBank New Series B Preferred Stock will be cumulative and no cash dividends can be declared or paid on any shares of NationsBank Common Stock unless full cumulative dividends on NationsBank New Series B Preferred Stock have been paid, or declared and funds sufficient for the payment thereof set apart.

         Liquidation Rights. In the event of the dissolution, liquidation or winding up of the Registrant, the holders of NationsBank New Series B Preferred Stock will be entitled to receive, after payment of the full liquidation preference on shares of any class of preferred stock ranking superior to NationsBank New Series B Preferred Stock (if any such shares are then outstanding) but before any distribution on shares of NationsBank Common Stock, liquidating dividends of $100 per share plus accumulated dividends.

         Redemption. Shares of NationsBank New Series B Preferred Stock are redeemable, in whole or in part, at the option of the holders thereof, at the redemption price of $100 per share plus accumulated dividends, provided, that
(i) full cumulative dividends have been paid, or declared and funds sufficient for payment set apart, upon any class or series of preferred stock ranking superior to NationsBank New Series B Preferred Stock; and (ii) the Registrant is not then in default or arrears with respect to any sinking or analogous fund or call for tenders obligation or agreement for the purchase of any class or series of preferred stock ranking superior to NationsBank New Series B Preferred Stock.

         Voting Rights. Each share of NationsBank New Series B Preferred Stock has equal voting rights, share for share, with each share of NationsBank Common Stock.

         Superior Stock. The Registrant may, without the consent of holders of NationsBank New Series B Preferred Stock, issue preferred stock with superior or equal rights or preferences. The shares of NationsBank New Series A Preferred Stock issued in the Merger rank prior to, and the NationsBank ESOP Preferred Stock and NationsBank Common Stock rank junior to, the NationsBank New Series B Preferred Stock as to dividends and upon liquidation.

6.25% Convertible Subordinated Debentures due May 1, 2011

         General. Pursuant to the Merger Agreement, on the Effective Date, the Registrant assumed all of Boatmen's rights and obligations under the 6.25% Convertible Subordinated Debentures due May 1, 2011 (the "Convertible Debentures"), which had been assumed by Boatmen's at the time it acquired Centerre Bancorporation. The terms of the Convertible Debentures are set forth in the Indenture, dated as of May 1, 1986, between Centerre Bancorporation and The Boatmen's National Bank of St. Louis, as trustee, a copy of which appears as Exhibit E-18 to the Merger Agreement. As a result of the Merger, the Convertible Debentures are convertible into shares of NationsBank Common Stock in accordance with the terms and conditions set forth in the Indenture.

         Conversion. The number of shares of NationsBank Common Stock issuable upon conversion of a Convertible Debenture is determined by (i) dividing the principal amount to be converted by the conversion price set forth in the Convertible Debenture in effect on the date of conversion; and then (ii) multiplying the resulting number by the 0.6525. Pursuant to the Indenture, if
NationsBank: (i) pays a dividend or makes a distribution on NationsBank Common Stock in the form of shares of NationsBank Common Stock; (ii) subdivides the outstanding shares of NationsBank Common Stock into a greater number of shares;
(iii) combines the outstanding shares of NationsBank Common Stock into a smaller number of shares; (iv) makes a distribution on NationsBank Common Stock in shares of its capital stock other than NationsBank Common stock; or (v) issues by reclassification of NationsBank Common Stock any shares of its capital stock, then, the conversion privilege and conversion price in effect immediately prior to such action will be adjusted so that the holder of a Convertible Debenture thereafter converted may receive the number of shares of capital stock of the Registrant that such holder would have received immediately following such action if the holder had converted the Convertible Debenture immediately prior to such action. The conversion price is subject to further adjustment in the event the Registrant (i) distributes any rights or warrants to all holders of NationsBank Common Stock entitling them, for a period expiring within 60 days of the record date for the determination of such holders, to purchase shares of NationsBank Common Stock at a price per share less than the current market price per share on such record date; or (ii) distributes to all holders of NationsBank Common Stock any of its assets or debt securities or any rights or warrants to purchase securities of the Registrant.

         In all cases, no adjustment in the conversion price of the Convertible Debentures is required to be made unless the adjustment would require an increase or decrease of at least 1% in the conversion price. Any adjustments that are not made because they fail to satisfy such requirement are carried forward and taken into account in any subsequent adjustments. In addition, no adjustment to the conversion price is required if holders of the Convertible Debentures are to participate in the transaction otherwise triggering an adjustment on a basis and with notice that the NationsBank Board determines to be fair and appropriate in light of the basis and notice on which holders of NationsBank Common Stock participate in the transaction. No adjustment to the conversion price is required in connection with a grant of rights to purchase NationsBank Common Stock pursuant to a plan of the Registrant for reinvestment of dividends or interest.

         The terms of the Indenture require the Registrant to reserve and have available, free from any preemptive rights, out of its authorized but unissued NationsBank Common Stock or NationsBank Common Stock held in treasury enough shares of NationsBank Common Stock to permit the conversion of the Convertible Debentures. All shares of

NationsBank Common Stock issued upon conversion of the Convertible Debentures will be fully paid and nonassessable.

Effective Law

         The rights of holders of NationsBank Common Stock are dependent, directly or indirectly, on applicable state and federal statutes and regulations which are subject to change from time to time. The Registrant has not undertaken to update the foregoing description in each case where such a change may affect the rights of shareholders.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         The Registrant has filed all required financial statements, pro forma financial information and exhibits required by Item 2 hereof with the Securities and Exchange Commission as part of the Registration Statement.


The following exhibits are filed herewith:

Exhibit No.                Description of Exhibit

3.1                        Copy of the Registrant's Restated Articles of Incorporation.

99.1 Press release dated January 7, 1997 with respect to the closing of the Merger.

99.2                       Press  release  dated January 8, 1997 with respect to
                           the election of the holders of Boatmen's Common Stock
                           to receive in the Merger shares of NationsBank Common
                           Stock  or  cash  and  the   Registrant's   intent  to
                           repurchase shares of NationsBank Common Stock.

99.3                       Press release dated December 20, 1996 with respect to the
                           election of new directors to serve on the Registrant's Board of Directors.

99.4                       Summary of selected financial information reflecting the
                           results of the operations of Boatmen's for the fiscal year ended December 31, 1996.

99.5 Press release dated January 13, 1997 with respect to the Registrant's financial results for the fiscal year ended December 31, 1996.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                              NATIONSBANK CORPORATION



                                              By: /s/ Marc D. Oken
                                                      Marc D. Oken
                                                      Chief Accounting Officer




Dated:  January 16, 1997

                                  EXHIBIT INDEX


Exhibit No.                Description of Exhibit

3.1                        Copy of the Registrant's Restated Articles of
                           Incorporation.

99.1 Press release dated January 7, 1997 with respect to the closing of the Merger.

99.2 Press release dated January 8, 1997 with respect to the election of the holders of Boatmen's Common Stock to receive in the Merger shares of NationsBank Common Stock or cash and the Registrant's intent to repurchase shares of NationsBank Common Stock.

99.3 Press release dated December 20, 1996 with respect to the election of new directors to serve on the Registrant's Board of Directors.

99.4 Summary of selected financial information reflecting the results of the operations of Boatmen's for the fiscal year ended December 31, 1996.

99.5 Press release dated January 13, 1997 with respect to the Registrant's financial results for the fiscal year ended December 31, 1996.